EXHIBITS
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                                                              EXHIBIT NUMBER 11

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                                  FOR THE THREE             FOR THE THREE
                                                  MONTHS ENDED               MONTHS ENDED
                                               SEPTEMBER 30, 1999        SEPTEMBER 30, 1998
                                               ---------------------    -------------------
Net income                                                    $5,560                  $3,983
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Weighted average common shares outstanding
for basic earnings per share                                  11,609                  10,564
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Basic Earnings Per Share                                       $0.48                   $0.38
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Weighted average common shares outstanding
  for basic earnings per share                                11,609                  10,564
Unvested shares of Recognition and Retention
   Plan                                                          310                     417
Common stock equivalents due to dilutive
   effect of stock options                                       332                     481
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Total weighted average common shares and
   common share equivalents for diluted
   earnings per share                                         12,251                  11,462
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Diluted earnings per common share and common
   share equivalents                                           $0.45                   $0.35
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